Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 o: 650.493.9300 f: 866.974.7329

June 5, 2026

Planet Labs PBC
645 Harrison Street, Floor 4
San Francisco, California  94107

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Planet Labs PBC, a Delaware public benefit corporation (the “Company”), in connection with the registration of the proposed offer and sale of up to $1,500,000,000 of shares (the “Shares”) of the Company’s Class A common stock, $0.0001 par value, pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-296517) filed on June 5, 2026 (the “Registration Statement”), including the prospectus dated June 5, 2026 included therein (the “Base Prospectus”), which became automatically effective upon filing with the Securities and Exchange Commission (the “Commission”), and the prospectus supplement filed on June 5, 2026 (the “Prospectus Supplement”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Shares.  This opinion is being delivered in connection with the Prospectus Supplement.

The offering and sale of the Shares are being made pursuant to the Equity Distribution Agreement (the “Equity Distribution Agreement”), dated as of June 5, 2026, by and among the Company, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BofA Securities, Inc., Cantor Fitzgerald & Co., Citizens JMP Securities, LLC, Craig-Hallum Capital Group LLC, Needham & Company, LLC, Northland Securities, Inc., Wedbush Securities Inc., Clear Street LLC, JonesTrading Institutional Services, LLC, Goldman Sachs Bank USA, and Citibank, N.A.

We have examined copies of the Equity Distribution Agreement, the Registration Statement, the Base Prospectus and the prospectus supplement thereto related to the offering of the Shares, which prospectus supplement is dated as of June 5, 2026 and has been filed by the Company in accordance with Rule 424(b) promulgated under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). We have also examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.

In such examination, we have also examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Shares will be sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (e) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

AUSTIN        BOSTON        BOULDER        BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO
SALT LAKE CITY        SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

Based on such examination, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Equity Distribution Agreement, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, filed on or about June 5, 2026, for incorporation by reference into the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation